AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 27, 2010

Registration No. 333-144414

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 7 TO

FORM S-11

on

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Wells Real Estate Investment Trust II, Inc.

(Exact name of registrant as specified in its charter)

Maryland

(State or other jurisdiction of incorporation or organization)

20-0068852

(I.R.S. Employer Identification Number)

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Address, including zip code, and telephone number, including area code, of the registrant’s principal executive offices)

E. Nelson Mills

President

Wells Real Estate Investment Trust II, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092

(770) 449-7800

(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:

Robert H. Bergdolt, Esq.

DLA Piper LLP (US)

4141 Parklake Avenue, Suite 300

Raleigh, North Carolina 27612-2350

(919) 786-2000

Approximate date of commencement of proposed sale to public: From time to time after effectiveness of the registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☒

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒	Smaller Reporting Company ☐
(Do not check if smaller reporting company)

Explanatory note: This registration statement (reg. no. 333-144414) for the issuer’s primary offering and dividend reinvestment plan offering was first declared effective by the Staff on October 1, 2008. On August 25, 2010 the issuer filed post-effective amendment no. 6 to de-register the unsold shares in the primary offering. This post-effective amendment no. 7 to Form S-11 on Form S-3 amends the issuer’s registration statement to make it a dividend reinvestment plan only registration statement.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

Dividend Reinvestment Plan

75,000,000 Shares of Common Stock

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia. We were incorporated in the State of Maryland in July 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT.

We are offering up to 75,000,000 shares to existing stockholders pursuant to our dividend reinvestment plan. Some of the significant features of the plan are as follows:

—	Stockholders who elect to participate in the dividend reinvestment plan may choose to invest all or a portion of their cash distributions in shares of our common stock.

—	We are initially offering the shares at a purchase price of $9.55.

—	We may offer shares of common stock under our dividend reinvestment plan until we have sold all 75,000,000 shares.

—

We may amend or terminate the dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant will only take effect upon 10 days’ written notice to participants.

—

Participants may terminate participation in the plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates.

—

If you elect to participate in the plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distribution in cash. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount.

—	Stockholders may elect to participate in the dividend reinvestment plan by completing the enrollment form attached as Appendix A to this prospectus.

You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by future filings under the Securities and Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, before making an investment decision.

Neither the SEC nor any other state securities regulator has approved or disapproved of our common stock, determined if this prospectus is truthful or complete or passed on or endorsed the merits of this offering. Any representation to the contrary is a criminal offense.

Investing in our common stock involves a high degree of risk. You should purchase these securities only if you can afford a complete loss of your investment. The use of projections or forecasts in this offering is prohibited. No one is permitted to make any oral or written predictions about the cash benefits or tax consequences you will receive from your investment.

Number of Shares Being Offered	Offering Price Per Share	Maximum Proceeds (Before Expenses)
75,000,000	$9.55	$716,250,000

August 27, 2010

You should rely only on the information contained in this prospectus or in any free writing prospectus prepared by us in connection with this offering or to which we have referred you. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Except where the context suggests otherwise, the terms “we,” “us,” “our,” “the company” and “the Company” refer to Wells Real Estate Investment Trust II, Inc., together with its subsidiaries, including Wells Operating Partnership II, L.P.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained in or incorporated by reference in this prospectus other than historical facts may be considered forward-looking statements. Such statements include, in particular, statements about our plans, strategies and prospects and are subject to certain risks and uncertainties, as well as known and unknown risks, which could cause actual results to differ materially from those projected or anticipated. Therefore, such statements are not intended to be a guarantee of our performance in future periods. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this prospectus. We make no representations or warranties (express or implied) about the accuracy of any such forward-looking statements and we do not intend to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Any such forward-looking statements are subject to unknown risks, uncertainties and other factors and are based on a number of assumptions involving judgments with respect to, among other things, future economic, competitive and market conditions, all of which are difficult or impossible to predict accurately. To the extent that our assumptions differ from actual results, our ability to meet such forward-looking statements, including our ability to generate positive cash flow from operations, make distributions to stockholders, and maintain the value of our real estate properties, may be significantly hindered. Some of the risks and uncertainties that we believe are material to our business, operating results, prospects and financial condition are as follows:

—

No public market currently exists for our shares of common stock and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

—

The initial offering price of shares under our dividend reinvestment plan was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time.

—	We are dependent upon our advisor to conduct our operations; thus, adverse changes in the financial health of our advisor or our relationship with our advisor could cause our operations to suffer.

—

Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs and conflicts in allocating time among us and these other programs.

—	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

PROSPECTUS SUMMARY

This summary highlights material information about this offering. Because it is a summary, it may not contain all of the information that is important to you. To understand this offering fully, you should read the entire prospectus carefully before making a decision to participate in the dividend reinvestment plan. You should also review the section of this prospectus titled “Incorporation of Certain Documents by Reference.”

What is Wells Real Estate Investment Trust II, Inc.?

Wells Real Estate Investment Trust II, Inc. buys, owns and operates commercial real estate consisting primarily of high-quality, income-generating office and industrial properties leased to creditworthy companies and governmental entities. We may also invest in entities that make similar investments. As of December 31, 2009, we owned interests in 65 office properties, one industrial building and one hotel, which include 85 operational buildings, comprising approximately 20.6 million square feet of commercial space located in 23 states, the District of Columbia and Moscow, Russia.

We were incorporated in the State of Maryland on July 3, 2003 and, beginning with our first year of operations ended December 31, 2003, we have elected to be taxed as a REIT under the Internal Revenue Code of 1986, as amended. We intend to operate in such a manner so that we may continue to qualify for taxation as a REIT.

We have no paid employees and are externally advised by Wells Real Estate Advisory Services II, LLC (Wells Advisor II). Certain of our properties are managed by Wells Management Company, Inc., an affiliate of our advisor.

Our office is located at 6200 The Corners Parkway, Norcross, Georgia 30092-3365. Our telephone number outside the State of Georgia is 800-557-4830 (770-243-8282 in Georgia). Our fax number is (770) 243-8198, and the e-mail address of our investor relations department is investor.services@wellsref.com.

We also maintain an Internet site at www.wellsreitII.com at which there is additional information about us and our affiliates. Unless specifically incorporated herein as described in the section entitled “Incorporation of Certain Documents by Reference,” the contents of our web site are not incorporated by reference in, or otherwise a part of, this prospectus.

What is the dividend reinvestment plan?

We are offering up to 75,000,000 shares of our common stock to our existing stockholders pursuant to our dividend reinvestment plan. Pursuant to the plan, stockholders may elect to have all or a portion of their dividends and other distributions reinvested in additional shares of our common stock. Until we announce an estimated per share value of our shares that is not based on the price to acquire our shares in a public offering, the purchase price for shares purchased under the plan will be $9.55. Upon our announcement in a public filing with the Securities and Exchange Commission (SEC) that we have established an estimated per share value that is not based on the price to acquire our shares in a public offering, the purchase price for shares under the plan will be 95.5% of the estimated per share value, as estimated by our advisor or another firm we choose for that purpose. We intend to use our advisor’s estimate until at least 18 months after completion of our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the foregoing definition of our offering stage, an “offering” shall not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells Operating Partnership II, L.P. Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. However, this offering stage estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involved the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this offering stage estimated value is likely to be higher than the amount you would receive per share if we were to liquidate because of the up-front fees that we paid in connection with the issuance of shares in our primary offering. No selling commissions or dealer manager fees are payable on shares sold under our dividend reinvestment plan.

Who may participate in the dividend reinvestment plan?

All of our existing stockholders may participate in our dividend reinvestment plan; however, we may elect to deny your participation in the dividend reinvestment plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable. At any time prior to the listing of our shares on a national securities exchange, participants in the dividend reinvestment plan must have either (1) a net worth of at least $70,000 and an annual gross income of at least $70,000, or (2) a net worth of at least $250,000. In addition, Ohio participants must have a net worth of at least 10 times their investment in us and our affiliates and Oregon participants must have a liquid net worth of at least 10 times their investment in us. For this purpose, net worth does not include your home, home furnishings or personal automobiles. Participants must agree to notify us promptly and cease participation in the plan when they no longer meet these standards.

How do I participate in the dividend reinvestment plan?

If you choose to participate in our dividend reinvestment plan you will need to fill out an enrollment form, like the one contained in this prospectus as Appendix A, that we will provide to you at your request.

What are the tax consequences of participation in the dividend reinvestment plan?

Generally, distributions that you receive, including distributions that are reinvested pursuant to our dividend reinvestment plan, will be taxed as ordinary income to the extent they are from current or accumulated earnings and profits. Participants in our dividend reinvestment plan will also be treated for tax purposes as having received an additional distribution to the extent they purchase shares under our dividend reinvestment plan at a discount to fair market value. As a result, participants in our dividend reinvestment plan may have tax liability with respect to their share of our taxable income, but they will not receive cash distributions to pay such liability.

What will you do with the money raised in this offering?

We intend to use the net proceeds from this offering for investments, the repurchase of shares under our share redemption program and the payment of offering expenses. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 75,000,000 share dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.33 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

How long will this offering last?

We may offer shares of common stock under our dividend reinvestment plan until we have sold all 75,000,000 shares through the reinvestment of distributions. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We may amend or terminate our dividend reinvestment plan at our discretion at any time provided that any amendment that adversely affects the rights or obligations of participants (as determined by the board) will only take effect upon 10 days’ written notice to participants.

What are your investment objectives?

Our primary investment objectives are:

—	to provide current income for you through the payment of cash distributions; and

—	to preserve and return your capital contributions.

We also seek capital gain from our investments.

Are there any risks involved in an investment in your shares?

An investment in our shares involves significant risk. You should read the risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by future filings under the Securities and Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus. Those sections contain a detailed discussion of material risks that you should consider before you invest in the common stock we are selling with this prospectus. Some of the more significant risks relating to an investment in our shares include the following:

—

No public market currently exists for our shares of common stock and we have no current plans to list our shares on an exchange. If you are able to sell your shares, you would likely have to sell them at a substantial discount from their public offering price.

—

The initial offering price of shares under our dividend reinvestment plan was not established on an independent basis and bears no relationship to the net value of our assets. The offering price is likely to be higher than the amount you would receive per share if we were to liquidate at this time.

—	We are dependent upon our advisor to conduct our operations; thus, adverse changes in the financial health of our advisor or our relationship with our advisor could cause our operations to suffer.

—

Our advisor and its affiliates will face conflicts of interest, including significant conflicts created by our advisor’s compensation arrangements with us and other Wells-sponsored programs and conflicts in allocating time among us and these other programs.

—	Our failure to qualify as a REIT for federal income tax purposes would reduce the amount of income we have available for distribution and limit our ability to make distributions to our stockholders.

Who is your advisor and what will the advisor do?

Wells Advisor II is our advisor. Our advisor is a recently organized limited liability company that was formed in the State of Georgia on December 11, 2007. Our advisor has no operating history and no experience managing a public company. However, Wells Real Estate Funds has guaranteed the payment of any amounts payable by our advisor and the performance of our advisor, which will utilize Wells Capital, Inc. (Wells Capital) and other affiliates to provide advisory services to us. Wells Real Estate Funds will perform the obligations of our advisor in the event that our advisor fails to perform any of its obligations.

Wells Capital was incorporated in the State of Georgia in 1984. As of December 31, 2009, Wells Capital had sponsored or advised public real estate programs that had raised approximately $11 billion from approximately 266,000 investors in 18 publicly offered real estate programs, including our program.

Our advisor will manage our daily affairs and make recommendations on all property acquisitions to our board of directors. Leo F. Wells, III, Douglas P. Williams, Randall D. Fretz and E. Nelson Mills, acting through or on behalf of our advisor will make most of the decisions regarding our investments. We expect that a committee of our board of directors consisting of all of our independent directors will exercise its right to approve or reject all proposed property acquisitions. Wells Advisor II and its affiliates will also provide asset management, marketing, investor relations and other administrative services on our behalf.

Will I be notified of how the company and my investment are performing?

Yes, we will provide you with periodic updates on the performance of the company and your investment in us, including:

—	Four quarterly dividend reports;

—	An annual report; and

—	An annual IRS Form 1099-DIV, if required.

We will provide this information to you via U.S. mail or other courier. However, with your permission, we may furnish this information to you by electronic delivery, including, with respect to our annual report, by notice of the posting of our annual report on our Web site, which is www.wellsreitII.com. We will also include on this Web site access to our quarterly reports on Form 10-Q, our current reports on Form 8-K, our proxy statement and other filings we make with the SEC, which filings will provide you with periodic updates our performance and the performance of your investment.

Who can help answer my questions about the dividend reinvestment plan?

If you have more questions about the dividend reinvestment plan, or if you would like additional copies of this prospectus, you should contact your registered representative or contact our dealer manager:

Wells Investment Securities, Inc.

6200 The Corners Parkway

Norcross, Georgia 30092-3365

Attn: Investor Services

Telephone: (800) 557-4830 or (770) 243-8282

Fax: (770) 243-8198

E-mail: investor.services@wellsref.com

www.wellsref.com

RISK FACTORS

An investment in our common stock involves various risks and uncertainties. You should carefully consider the specific risks set forth under the caption “Risk Factors” under Item 1A of Part I of our most recent Annual Report on Form 10-K and under Item 1A of Part II of our most recent Quarterly Report on Form 10-Q, as the same may be updated from time to time by future filings under the Securities and Exchange Act of 1934, as amended, which are incorporated by reference into this prospectus, before purchasing our common stock. The risks discussed in our reports can adversely affect our business, operating results, prospects and financial condition. This could cause the value of our common stock to decline and could cause you to lose all or part of your investment.

ESTIMATED USE OF PROCEEDS

The following tables set forth information about how we intend to use the gross proceeds raised in this offering assuming that we sell all 75,000,000 shares of common stock pursuant to the dividend reinvestment plan. Many of the figures set forth below represent management’s best estimate since they cannot be precisely calculated at this time. Assuming a $9.55 purchase price for shares sold under our dividend reinvestment plan and depending on the number of shares sold in the 75,000,000 dividend reinvestment plan offering, we estimate no more than 97.66% of the gross offering proceeds from our dividend reinvestment plan, or $9.33 per share, will be available for investments and the repurchase of shares under our share redemption program, while the remainder will be used to pay offering expenses.

	75,000,000 shares ($9.55/share)

Gross Offering Proceeds	$716,250,000	100.00%
Selling Commissions	0	0.00
Dealer Manager Fee	0	0.00
Other Organization and Offering Expenses (1)	2,450,000	0.34
Acquisition Fees (2)	14,325,000	2.00
Amount Available for Investment (3)(4)	699,475,000	97.66

(1)	Includes all expenses (other than selling commissions and the dealer manager fee) to be paid by us in connection with the offering, including our legal, accounting, printing, and mailing and filing fees. Wells Advisor II has agreed to reimburse us to the extent organization and offering expenses incurred by us, other than selling commissions and the dealer manager fee, exceed 2.0% of aggregate gross offering proceeds.

(2)	We will pay Wells Advisor II, as our advisor, acquisition fees of 2.0% of gross offering proceeds for its services in connection with the selection, purchase, development and construction of real estate. We will pay Wells Advisor II the acquisition fee amount upon receipt of the offering proceeds rather than at the time a property is acquired. In addition to this acquisition fee, we may also incur customary third-party acquisition expenses in connection with the acquisition (or attempted acquisition) of a property. See note 3 below.

(3)	Amount available for investment will include customary third-party acquisition expenses, such as legal fees and expenses, costs of appraisals, accounting fees and expenses, title insurance premiums and other closing costs and miscellaneous expenses relating to the acquisition of real estate. We estimate that these third-party costs would average 0.5% of the contract purchase prices of property acquisitions.

(4)	We expect that at least 50% of the proceeds from the sale of shares under our dividend reinvestment plan will be used to repurchase shares of our common stock under the share redemption program.

Rather than using net proceeds to invest directly in real estate, we may use net proceeds to repay indebtedness and increase our borrowing capacity. Then, when we are ready to close on an acquisition, we might use debt proceeds or net offering proceeds, or a combination of both.

Until required in connection with the acquisition and development of properties, the net proceeds of the offering and, thereafter, our working capital reserves, may be invested in short-term, highly liquid investments including government obligations, bank certificates of deposit, short-term debt obligations and interest-bearing accounts or other authorized investments as determined by our board of directors.

DESCRIPTION OF DIVIDEND REINVESTMENT PLAN

Our dividend reinvestment plan allows existing stockholders to have distributions otherwise distributable to them invested in additional shares of our common stock. The following discussion summarizes the principal terms of this plan. The full text of our second amended and restated dividend reinvestment plan is included as Appendix B to this prospectus.

Eligibility

All of our stockholders are eligible to participate in our dividend reinvestment plan except for restrictions imposed by us in order to comply with the securities laws of various jurisdictions. We may elect to deny your participation in this plan if you reside in a jurisdiction or foreign country where, in our judgment, the burden or expense of compliance with applicable securities laws makes your participation impracticable or inadvisable.

Suitability Standards

The shares we are offering are suitable only as a long-term investment. Because there is no public market for the shares, an investment in our shares is considered illiquid and you will have difficulty selling your shares. In consideration of these factors, we require participants in the dividend reinvestment plan to have either:

—	a net worth of at least $250,000; or

—	gross annual income of at least $70,000 and a net worth of at least $70,000.

In addition, Ohio investors must have a net worth of at least 10 times their investment in us and our affiliates, and Oregon investors must have a liquid net worth of at least 10 times their investment in us.

For purposes of determining suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles. In the case of sales to fiduciary accounts, these suitability standards must be met by the fiduciary account, by the person who directly or indirectly supplied the funds for the purchase of the shares if such person is the fiduciary or by the beneficiary of the account.

At any time prior to the listing of our shares on a national securities exchange, you must cease participation in our dividend reinvestment plan if you no longer meet these suitability standards or cannot make the other investor representations set forth in the then-current prospectus or in the enrollment form. Participants must agree to notify us promptly when they no longer meet these standards.

Election to Participate

Assuming you are eligible, you may elect to participate in our dividend reinvestment plan by completing the enrollment form available from the dealer manager or a participating broker-dealer. Your participation in the plan will begin with the next distribution made after receipt of your enrollment form. Once enrolled, you may generally continue to purchase shares under our dividend reinvestment plan until we have terminated the plan or you no longer meet the above suitability standards. You can choose to have all or a portion of your distributions reinvested through our dividend reinvestment plan. You may also change the percentage of your distributions that will be reinvested at any time if you complete a new enrollment form or other form provided for that purpose. Any election to increase your level of participation must be made through your participating broker-dealer or, if you purchase shares in this offering other than through a participating broker-dealer, through the dealer manager.

Stock Purchases

Shares will be purchased under our dividend reinvestment plan on the quarterly distribution payment dates. The purchase of fractional shares is a permissible, and likely, result of the reinvestment of distributions under the plan.

Until we announce an estimated per share value of our shares that is not based on the price to acquire our shares in a public offering, the purchase price for shares purchased under the plan will be $9.55. Upon our announcement in a public filing with the SEC that we have established an estimated per share value that is not based on the price to acquire our shares in a public offering, the purchase price for shares under the plan will be 95.5% of the estimated per share value, as estimated by our advisor or another firm we choose for that purpose. We intend to use our advisor’s estimate until at least 18 months after completion of our offering stage. We will view our offering stage as complete 18 months after the termination of a public offering of shares of our common stock if no subsequent public offering of our common stock commenced within such 18-month period. For purposes of the foregoing definition of our offering stage, an “offering” shall not include offerings on behalf of selling stockholders or offerings related to any dividend reinvestment plan, employee benefit plan, or the issuance of shares upon redemption of interests in Wells Operating Partnership II, L.P. Our advisor has indicated that during this initial period it intends to use the most recent price paid to acquire a share in our offering (ignoring purchase price discounts for certain categories of purchasers) as its estimated per share value of our shares. However, this offering stage estimated value is likely to be higher than the price at which you could resell your shares because (1) our public offering involved the payment of underwriting compensation and other directed selling efforts, which payments and efforts are likely to produce a higher sales price than could otherwise be obtained, and (2) there is no public market for our shares. Moreover, this offering stage estimated value is likely to be higher than the amount you would receive per share if we were to liquidate because of the up-front fees that we paid in connection with the issuance of shares in our primary offering.

Account Statements

Our dealer manager or a participating broker-dealer will provide a confirmation of your quarterly purchases under the dividend reinvestment plan. The dealer manager or participating broker-dealer will provide the confirmation to you or your designee within five business days after the end of each quarter, which confirmation is to disclose the following information:

—	each distribution reinvested for your account during the quarter;

—	the date of the reinvestment;

—	the number and price of the shares purchased by you; and

—	the total number of shares in your account.

In addition, within 90 days after the end of each calendar year, we will provide you with an individualized report on your investment, including the purchase dates, purchase price, number of shares owned and the amount of distributions made in the prior year.

Fees and Commissions

No selling commissions or dealer manager fees are payable on shares sold under the dividend reinvestment plan, and we will not receive a fee for selling shares under the dividend reinvestment plan.

Voting

You may vote all shares, including fractional shares, acquired through our dividend reinvestment plan.

Tax Consequences of Participation

If you elect to participate in our dividend reinvestment plan and are subject to federal income taxation, you will incur a tax liability for distributions allocated to you even though you have elected not to receive the distributions in cash but rather to have the distributions withheld and reinvested pursuant to the plan. Specifically, you will be treated as if you have received the distribution from us in cash and then applied such distribution to the purchase of additional shares. In addition, to the extent you purchase shares through our dividend reinvestment plan at a discount to their fair market value, you will be treated for tax purposes as receiving an additional distribution equal to the amount of the discount. At least until 18 months after our offering stage is complete, we expect that (i) we will sell shares under our dividend reinvestment plan at $9.55 per share; (ii) no secondary trading market for our shares will develop; and (iii) our advisor will estimate the fair market value of a share to be $10.00. Therefore, at least until 18 months after our offering stage is complete, participants in our dividend reinvestment plan will be treated as having received a distribution of $10.00 for each $9.55 reinvested by them under the plan. You will be taxed on the amount of such distribution as investment income to the extent such distribution is from current or accumulated earnings and profits, unless we have designated all or a portion of the distribution as capital gains or return of capital. We will withhold 28% of the amount of distributions paid if you fail to furnish a valid taxpayer identification number, fail to properly report interest or dividends or fail to certify that you are not subject to withholding.

Termination of Participation

You may terminate your participation in our dividend reinvestment plan at any time by providing us with written notice. For your termination to be effective for a particular distribution, we must have received your notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of your shares will effect a termination of the participation of those shares in the dividend reinvestment plan. We will terminate your participation to the extent that a reinvestment of your distributions in our shares would cause you to exceed the ownership limitation contained in our charter.

Amendment or Termination of Plan

We may amend or terminate our dividend reinvestment plan for any reason at any time, provided that any amendment that adversely affects the rights or obligations of a participant (as determined in the sole discretion of the board of directors) will only take effect upon 10 days’ written notice to participants.

Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents under the Plan

Our charter limits the liability of our directors and officers to us and our stockholders for monetary damages and requires us to indemnify our directors, officers, Wells Advisor II and its affiliates for losses they may incur by reason of their service in that capacity if all of the following conditions are met:

—	the party seeking exculpation or indemnification has determined, in good faith, that the course of conduct that caused the loss or liability was in our best interest;

—	the party seeking exculpation or indemnification was acting on our behalf or performing services for us;

—	in the case of an independent director, the liability or loss was not the result of gross negligence or willful misconduct by the independent director;

—

in the case of a non-independent director, Wells Advisor II or one of its affiliates, the liability or loss was not the result of negligence or misconduct by the party seeking indemnification or exculpation; and

—	the indemnification is recoverable only out of our net assets and not from the stockholders.

The SEC and some state securities commissions take the position that indemnification against liabilities arising under the Securities Act of 1933 is against public policy and unenforceable. Furthermore, our charter prohibits the indemnification of our directors, Wells Advisor II or its affiliates or broker-dealers for liabilities arising from or out of a violation of state or federal securities laws, unless one or more of the following conditions are met:

—	there has been a successful adjudication on the merits of each count involving alleged securities law violations;

—	such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction; or

—

a court of competent jurisdiction approves a settlement of the claims against the indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the SEC and of the published position of any state securities regulatory authority in which the securities were offered as to indemnification for violations of securities laws.

Our charter further provides that the advancement of funds to our directors and to Wells Advisor II and its affiliates for reasonable legal expenses and other costs incurred in advance of the final disposition of a proceeding for which indemnification is being sought is permissible only if all of the following conditions are satisfied:

—	the proceeding relates to acts or omissions with respect to the performance of duties or services on our behalf;

—

the legal proceeding was initiated by a third party who is not a stockholder or, if by a stockholder acting in his or her capacity as such, a court of competent jurisdiction approves the advancement; and

—

the person seeking the advancement undertakes to repay the amount paid or reimbursed by us, together with the applicable legal rate of interest thereon, if it is ultimately determined that such person is not entitled to indemnification.

We also purchase and maintain insurance on behalf of all of our directors and executive officers against liability asserted against or incurred by them in their official capacities with us, whether or not we are required or have the power to indemnify them against the same liability.

PLAN OF DISTRIBUTION

General

We are offering a maximum of 75,000,000 shares to our existing stockholders through our dividend reinvestment plan. Until we announce an estimated per share value of our shares that is not based on the price to acquire our shares in a public offering, the purchase price for shares purchased under the plan will be $9.55. Upon our announcement in a public filing with the SEC that we have established an estimated per share value that is not based on the price to acquire our shares in a public offering, the purchase price for shares under the plan will be 95.5% of the estimated per share value, as estimated by our advisor or another firm we choose for that purpose. We may continue to offer the 75,000,000 dividend reinvestment plan shares until we have sold all of these shares through the reinvestment of distributions. In some states, we may not be able to continue the offering for these periods without renewing the registration statement or filing a new registration statement. We reserve the right to terminate this offering at any time.

Compensation of Dealer Manager and Participating Broker-Dealers

We will not pay selling commissions or a dealer manager fee with respect to our dividend reinvestment plan. We will not pay referral or similar fees to any accountants, attorneys or other persons in connection with the distribution of the shares. Our total organization and offering expenses are capped at 2% of the gross proceeds of our dividend reinvestment plan offering.

To the extent permitted by law and our charter, we will indemnify the participating broker-dealers and the dealer manager against some civil liabilities, including certain liabilities under the Securities Act and liabilities arising from breaches of our representations and warranties contained in the dealer manager agreement. If we are unable to provide this indemnification, we may contribute to payments the indemnified parties may be required to make in respect of those liabilities. See “Description of Dividend Reinvestment Plan — Limited Liability and Indemnification of Directors, Officers, Employees and Other Agents.”

Enrollment Procedures

To participate in the dividend reinvestment plan, you must complete the enrollment form, a sample of which is contained in this prospectus as Appendix A. Participation in the plan will begin with the next distribution made after receipt of an enrollment form. Once enrolled, participants may generally continue to purchase shares under the dividend reinvestment plan until we have terminated the plan or the participant no longer meets the suitability standards disclosed in this prospectus.

Participants may change the percentage of distributions that will be reinvested at any time upon completion of a new enrollment form or other form provided for that purpose. Any election to increase participation levels must be made through the participating broker-dealer or, if shares are purchased in this offering other than through a participating broker-dealer, through the dealer manager.

Participants may terminate participation in the dividend reinvestment plan at any time by providing us with written notice. For termination to be effective for a particular distribution, we must have received notice of termination at least 10 business days prior to the last day of the fiscal period to which the distribution relates. Any transfer of shares will effect a termination of the participation of those shares in the dividend reinvestment plan.

LEGAL MATTERS

The validity of the shares of our common stock being offered hereby has been passed upon for us by DLA Piper LLP (US), Raleigh, North Carolina. DLA Piper LLP (US) has reviewed the statements relating to certain federal income tax matters that are likely to be material to U.S. holders of our common stock under the caption “Description of Dividend Reinvestment Plan — Tax Consequences of Participation” and has rendered an opinion to us that, commencing with our taxable year ending December 31, 2003, we were organized in conformity with the requirements for qualification and taxation as a REIT and our proposed method of operation will continue to allow us to meet the requirements for qualification and taxation as a REIT under the Code.

EXPERTS

The consolidated financial statements and consolidated financial statement schedule of Wells Real Estate Investment Trust II, Inc. and subsidiaries incorporated by reference in this Post-Effective Amendment No. 7 to Form S-11 to Registration Statement No. 333-144414 on Form S-3 from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report (which report expresses an unqualified opinion and includes an explanatory paragraph related to our adoption of new accounting provisions for business combinations and associated acquisition costs and is incorporated herein by reference). Such financial statements and financial statement schedules have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated statements of operations, equity, and cash flows of Wells Real Estate Investment Trust II, Inc. and subsidiaries for the year ended December 31, 2007, incorporated by reference from our Annual Report on Form 10-K for the year ended December 31, 2009, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report, which is incorporated herein by reference, and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the SEC. We furnish our stockholders by mail (or, where permitted, by electronic delivery and notification) with annual reports containing consolidated financial statements certified by an independent registered public accounting firm. The registration statement is, and all of these filings with the SEC are, available to the public over the Internet at the SEC’s web site at http://www.sec.gov. You may also read and copy any filed document at the SEC’s public reference room in Washington, D.C. at 100 F. Street, N.E., Room 1580, Washington D.C. Please call the SEC at (800) SEC-0330 for further information about the public reference room. You can also access documents that are incorporated by reference into this prospectus at the web site we maintain at http://www.wellsreitII.com. There is additional information about us and our affiliates at our web site, but unless specifically incorporated by reference herein as described in the paragraphs below, the contents of that site are not incorporated by reference in or otherwise a part of this prospectus.

We have elected to “incorporate by reference” certain information into this prospectus. By incorporating by reference, we are disclosing important information to you by referring you to documents we have filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. Any reports filed by us with the SEC after the date of this prospectus and before the date that this offering is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus. The following documents filed with the SEC are incorporated by reference in this prospectus (Commission File No. 333-144414), except for any document or portion thereof deemed to be “furnished” and not filed in accordance with SEC rules:

—

Annual Report on Form 10-K for the fiscal year ended December 31, 2009 filed with the SEC on March 25, 2010, including the information specifically incorporated by reference into our Form 10-K from our definitive proxy statement for our 2010 Annual Meeting of Stockholders;

—	Quarter Report on Form 10-Q for the period ended June 30, 2010 filed with the SEC on August 11, 2010

—	Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed with the SEC on May 11, 2010

—	Definitive Proxy Statement on Schedule 14A filed with the SEC on April 27, 2010

—	Current Report on Form 8-K filed with SEC on August 3, 2010;

—	Current Report on Form 8-K filed with SEC on July 27, 2010;

—	Current Report on Form 8-K filed with SEC on June 28, 2010;

—	Current Report on Form 8-K filed with SEC on June 1, 2010;

—	Current Report on Form 8-K filed with SEC on May 12, 2010;

—	Current Report on Form 8-K filed with SEC on April 2, 2010;

—	Current Report on Form 8-K filed with SEC on April 1, 2010;

—	Current Report on Form 8-K filed with SEC on March 1, 2010;

—	Current Report on Form 8-K filed with the SEC on February 18, 2010; and

—	The description of our common stock contained in our Registration Statement on Form 8-A12G filed with the SEC on April 25, 2005.

All documents filed by Wells Real Estate Investment Trust II, Inc. pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 subsequent to the date of this prospectus and prior to the termination of this offering of the securities made hereby shall be deemed to be incorporated by reference into this prospectus.

We will provide to each person, including any beneficial owner, to whom this prospectus is delivered, upon request, a copy of any or all of the information that we have incorporated by reference into this prospectus but not delivered with this prospectus. To receive a free copy of any of the documents incorporated by reference in this prospectus, other than exhibits, unless they are specifically incorporated by reference in those documents, call or write us at 6200 The Corners Parkway, Norcross, Georgia 30092, 770-449-7800. The information relating to us contained in this prospectus does not purport to be comprehensive and should be read together with the information contained in the documents incorporated or deemed to be incorporated by reference in this prospectus.

APPENDIX A

FORM OF DIVIDEND REINVESTMENT ENROLLMENT FORM

The REQUIRED section below must be completed in order to process this request.

TO PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN (DRP):

Complete and return this form. Be sure to include your Social Security or Tax Identification Number, account number, and signature.

I hereby appoint Wells Capital, Inc. (or any successor), acting as plan administrator (the “Plan Administrator”), as my agent to receive cash dividends from Wells Real Estate Investment Trust II, Inc. (Wells REIT II), that may hereafter become payable to me on shares of common stock of Wells REIT II registered in my name, as set forth below. I also authorize Wells REIT II to apply such dividends to the purchase of full shares and fractional interests in shares of Wells REIT II common stock pursuant to the terms and conditions of the dividend reinvestment plan (“DRP”) of Wells REIT II.

I understand that the purchases will be made under the terms and conditions of the DRP as described in the most recent Prospectus and that I may revoke this authorization at any time by notifying the Plan Administrator, in writing, of my desire to terminate my participation.

I hereby confirm the following:

•	That I am a current stockholder of Wells REIT II who purchased shares in one of Wells REIT II’s publicly registered offerings;
•	That I received a current Wells REIT II Prospectus in connection with my purchase of shares of Wells REIT II (the “Share Prospectus”);
•	That I continue to meet the Suitability Standards described in the Share Prospectus; and
•

That I acknowledge that I have the duty to promptly notify Wells REIT II in writing if at any time during which I am participating in the DRP I fail to meet the suitability requirements for making an investment in Wells REIT II or cannot make the other representations or warranties set forth in my original Subscription Agreement.

Please indicate your participation below. Return this form only if you wish to participate in the DRP. If your shares are held of record by a Broker or Nominee, you must make appropriate arrangements with the Broker or Nominee to participate in the DRP.

REQUIRED

The Wells REIT II Dividend Reinvestment Enrollment Form must be signed and Medallion Signature Guaranteed only by the Custodian.*
	*Required only if there is a custodian other than State Street Bank and Trust Company listed on your Wells Account.		Medallion Signature Guarantee

☐ Yes, I would like to participate in the Dividend Reinvestment Plan (DRP) for all my shares of common stock of Wells REIT II.

Primary Investor
	Print Full Legal Name	Signature		Date

Secondary Investor
	Print Full Legal Name	Signature		Date

Account Number		Social Security Number(s) (Last 4 Digits)

E-mail Address			Phone Number

Wells Capital, Inc. is affiliated with Wells Real Estate Funds, Inc. and Wells Investment Securities, Inc. – Distributor – Member FINRA/SIPC.

Wells Capital, Inc.  •  P.O. Box 55211  •  Boston, MA 02205-5211  •  Main 800-557-4830  •  www.WellsREF.com

RT2MOFORMO0709-9015	© 2010 Wells Capital, Inc.

A-1

APPENDIX B

SECOND AMENDED AND RESTATED

DIVIDEND REINVESTMENT PLAN

Wells Real Estate Investment Trust II, Inc., a Maryland corporation (the “Company”), has adopted a Dividend Reinvestment Plan (the “DRP”), the terms and conditions of which are set forth below. Capitalized terms shall have the same meaning as set forth in the Company’s charter unless otherwise defined herein.

1. Number of Shares Issuable. The number of shares of Common Stock authorized for issuance under the DRP is 185,000,000.

2. Participants. “Participants” are holders of the Company’s shares of Common Stock who elect to participate in the DRP.

3. Dividend Reinvestment. The Company will apply that portion (as designated by a Participant) of the dividends and other distributions (“Distributions”) declared and paid in respect of a Participant’s shares of Common Stock to the purchase of additional shares of Common Stock for such Participant. To the extent required by state securities laws, such shares will be sold through the broker-dealer and/or dealer manager through whom the Company sold the underlying shares to which the Distributions relate unless the Participant makes a new election through a different distribution channel. The Company will pay no selling commissions or the dealer manager fee in connection with the purchase of additional shares of Common Stock hereunder.

4. Procedures for Participation. Qualifying stockholders may elect to become a Participant by completing and executing an enrollment form or any other Company-approved authorization form as may be available from the Company, the dealer manager or participating broker-dealers. To increase their participation, Participants must complete a new enrollment form and, to the extent required by state securities laws, make the election through the dealer manager or the Participant’s broker-dealer, as applicable. Participation in the DRP will begin with the next Distribution payable after receipt of a Participant’s enrollment or authorization. Shares will be purchased under the DRP on the date that the Company makes a Distribution. Distributions will be paid quarterly based on daily record dates as authorized and declared by the Company’s board of directors.

5. Purchase of Shares. Until the Company announces an estimated value per share of Common Stock that is not based on the price to acquire Common Stock in a public offering, Participants will acquire Common Stock at a price of $9.55 per share. Upon the Company’s announcement in a public filing with the Securities and Exchange Commission that the Company has established an estimated value per share of Common Stock that is not based on the price to acquire Common Stock in a public offering, Participants will acquire Common Stock at a price equal to 95.5% of the estimated value per share of the Company’s Common Stock. Participants in the DRP may also purchase fractional shares so that 100% of the Distributions will be used to acquire shares. However, a Participant will not be able to acquire shares under the DRP to the extent such purchase would cause it to exceed the Ownership Limit (unless exempted by the Company’s board of directors).

6. Taxation of Distributions. The reinvestment of Distributions in the DRP does not relieve Participants of any taxes that may be payable as a result of those Distributions and their reinvestment pursuant to the terms of this DRP.

B-1

7. Share Certificates. The shares issuable under the DRP shall be uncertificated until the board of directors determines otherwise.

8. Voting of DRP Shares. In connection with any matter requiring the vote of the Company’s stockholders, each Participant will be entitled to vote all of the shares, including fractional shares, acquired by the Participant through the DRP.

9. Reports. Within 90 days after the end of the calendar year, the Company shall provide each Participant with (i) an individualized report on the Participant’s investment, including the purchase date(s), purchase price and number of shares owned, as well as the amount of Distributions received during the prior year; and (ii) all material information regarding the DRP and the effect of reinvesting dividends, including the tax consequences thereof.

10. Termination by Participant. A Participant may terminate participation in the DRP at any time by delivering to the Company a written notice. To be effective for any Distribution, such notice must be received by the Company at least 10 business days prior to the last day of the fiscal period to which the Distribution relates. Any transfer of shares by a Participant will terminate participation in the DRP with respect to the transferred shares. Upon termination of DRP participation, Distributions will be distributed to the stockholder in cash.

11. Amendment or Termination of DRP by the Company. The board of directors of the Company may amend or terminate the DRP for any reason; provided that any amendment that adversely affects the rights or obligations of a Participant (as determined in the sole discretion of the board of directors) shall only take effect upon 10 days’ written notice to the Participants.

12. Liability of the Company. The Company shall not be liable for any act done in good faith, or for any good faith omission to act.

13. Governing Law. This DRP shall be governed by the laws of the State of Maryland.

14. Effective Date. The DRP became effective on November 26, 2003. This second amended and restated DRP is effective as of July 21, 2010.

B-2

We have not authorized any dealer, salesperson or other individual to give any information or to make any representations that are not contained in this prospectus. If any such information or statements are given or made, you should not rely upon such information or representation. This prospectus does not constitute an offer to sell any securities other than those to which this prospectus relates, or an offer to sell, or a solicitation of an offer to buy, to any person in any jurisdiction where such an offer or solicitation would be unlawful. This prospectus speaks as of the date set forth below. You should not assume that the delivery of this prospectus or that any sale made pursuant to this prospectus implies that the information contained in this prospectus will remain fully accurate and correct as of any time subsequent to the date of this prospectus.

Our shares are not FDIC insured, may lose value and are not bank guaranteed.

WELLS REAL ESTATE

INVESTMENT TRUST II, INC.

Maximum Offering of

75,000,000 Shares

of Common Stock

PROSPECTUS

WELLS INVESTMENT

SECURITIES, INC.

AUGUST 27, 2010

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by Wells Real Estate Investment Trust II, Inc. (the “Company”) in connection with the distribution of the securities registered under the Company’s dividend reinvestment plan. All amounts are estimated except the SEC registration fee.

Item	Amount
SEC registration fee	$21,989
FINRA filing fee*	—
Legal fees and expenses	650,000
Blue sky fees and expenses	50,000
Accounting fees and expenses	40,000
Assembling, printing and mailing	850,000
Postage	838,011
Total	$2,450,000

*Maximum FINRA filing fee paid in connection with the primary offering.

Item 15. Indemnification of Directors and Officers

Subject to the significant conditions set forth below, the Company has included in its charter a provision limiting the liability of its directors and officers to the Company and its stockholders for money damages except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment as being material to the cause of action.

Subject to the significant conditions set forth below, the charter also provides that the Company shall indemnify a director, officer or the advisor or any of its affiliates against any and all losses or liabilities reasonably incurred by them (other than when sued by or in right of the Company) in connection with or by reason of any act or omission performed or omitted to be performed on behalf of the Company in such capacity.

Under the Company’s charter, the Company shall not indemnify a director, the advisor or any of the advisor’s affiliates (each an “Indemnitee”) for any liability or loss suffered by an Indemnitee, nor shall it exculpate an Indemnitee, unless all of the following conditions are met: (i) an Indemnitee has determined, in good faith, that the course of conduct that caused the loss or liability was in the best interests of the Company; (ii) the Indemnitee was acting on behalf of or performing services for the Company; (iii) such liability or loss was not the result of (A) negligence or misconduct by the Indemnitee, excluding an Independent Director, or (B) gross negligence or willful misconduct by an Independent Director; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from its stockholders. Notwithstanding the foregoing, an Indemnitee shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular Indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

The charter provides that the advancement of Company funds to an Indemnitee for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if (in addition to the procedures required by Maryland law) all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third party who is not a stockholder or the legal action is initiated by a stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and (iii) the Indemnitee undertakes to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, if the Indemnitee is found not to be entitled to indemnification.

It is the position of the Commission and some state securities commissions that indemnification of directors and officers for liabilities arising under the Securities Act is against public policy and is unenforceable pursuant to Section 14 of the Securities Act.

The Company will also purchase and maintain insurance on behalf of all of its directors and executive officers against liability asserted against or incurred by them in their official capacities with the Company, whether or not the Company is required or has the power to indemnify them against the same liability.

Item 16. Exhibits

The following exhibits are filed as part of this registration statement:

Ex. No.	Description
1.1	Dealer Manager Agreement with Selected Dealer Agreement, incorporated by reference to Exhibit 1 to Pre-Effective Amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008
4.1*	Form of Dividend Reinvestment Enrollment Form (included as Appendix A to prospectus)
4.2	Form of statement regarding restrictions on transferability of shares of common stock (to appear on stock certificate or to be sent upon request and without charge to stockholders issued shares without certificates), incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008
4.3*	Second Amended and Restated Dividend Reinvestment Plan (included as Appendix B to prospectus)
4.4	Share Redemption Program effective April 24 2010, incorporated by reference to Exhibit 4.5 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009
5	Opinion of DLA Piper LLP (US) re legality, incorporated by reference to Exhibit 5 to Pre-Effective amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008
8.1*	Opinion of DLA Piper LLP (US) re tax matters
23.1	Consent of DLA Piper LLP (US), included in Exhibit 5 to Pre-Effective amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008
23.2*	Consent of Deloitte & Touche LLP

Ex. No.	Description
23.3*	Consent of Ernst & Young LLP
24.1	Power of Attorney, included on signature page of the Company’s Registration Statement on Form S-11, Commission File No. 333-144414) filed with the Commission on July 9, 2007
24.2	Power of Attorney, incorporated by reference to Exhibit 24.2 to Pre-Effective Amendment no. 2 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on September 22, 2008
24.3	Power of Attorney, incorporated by reference to Exhibit 24.3 to Post-Effective Amendment no. 5 to the Registration Statement on Form S-11 (No. 333-144414) filed with the Commission on April 2, 2010
*	Filed herewith.

Item 17. Undertakings

(a)      The Company undertakes to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Act”); (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that clauses (i), (ii) and (iii) above do not apply if the Registration Statement is on Form S-3, and the information required to be included in a post-effective amendment by those clauses is contained in reports filed with or furnished to the Commission by the Company pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

(b)      The Company undertakes (i) that, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (ii) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(c)      The Company undertakes that, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(d)      The Company undertakes that, for purposes of determining any liability under the Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e)      The Company undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this post-effective amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Norcross, State of Georgia, on August 27, 2010.

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

By:	/s/ Douglas P. Williams
Douglas P. Williams Executive Vice President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

	Name	Title	Date

	*	President and Director	August 27, 2010
	E. Nelson Mills	(Principal Executive Officer)

	/s/ Douglas P. Williams	Executive Vice President, Secretary, Treasurer and Director (Principal	August 27, 2010
	Douglas P. Williams	Financial and Accounting Officer)

	*	Director	August 27, 2010
Leo F. Wells, III

	*	Director	August 27, 2010
Charles R. Brown

	*	Director	August 27, 2010
Richard W. Carpenter

	*	Director	August 27, 2010
Bud Carter

	*	Director	August 27, 2010
John L. Dixon

	*	Director	August 27, 2010
George W. Sands

	*	Director	August 27, 2010
Neil H. Strickland

* By:	/s/ Douglas P. Williams
Douglas P. Williams
Executive Vice President
Attorney-In-Fact